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                                                                    Exhibit 23.1



Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Lodgian 1998 Short-Term Incentive Compensation Plan, the Lodgian 1998 Stock Incentive Plan, and the Lodgian Non-employee Directors' Stock Incentive
Plan) of Lodgian, Inc. (formerly known as Servico, Inc.) of our report dated March 31, 1999 with respect to the consolidated financial statements of Lodgian, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Atlanta, Georgia
March 31, 1999



Ernst & Young LLP